Exhibit 99.1

Mueller Water Products Reports Fiscal 2014 First Quarter Results

Increased Net Sales 5 Percent; Doubled Operating Income

ATLANTA--(BUSINESS WIRE)--February 4, 2014--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $257.4 million and net income of $1.1 million for the fiscal 2014 first quarter ended December 31, 2013. The following compares fiscal 2014 first quarter results from continuing operations with those of the prior year period. In the 2014 first quarter, the Company:

  Increased net sales $12.3 million to $257.4 million from $245.1 million,
  Improved operating income 103 percent to $14.0 million from $6.9 million and adjusted operating income 86 percent to $14.1 million from $7.6 million,
  Increased net income per diluted share to $0.01 from a loss of $0.03 and increased adjusted net income per diluted share to $0.01 from a loss of $0.02, and
  Improved adjusted EBITDA 29 percent to $28.8 million from $22.4 million.

“Mueller Co. increased net sales 9.2 percent in the first quarter, with growth across most product lines, especially valves and brass products,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “This increase was achieved despite a decline in domestic hydrant sales volume of about 13% due to some of our distributors and end users delaying orders as they sought further clarity regarding the applicability of the Reduction of Lead in Drinking Water Act to fire hydrants. Legislation was passed in late December specifically exempting fire hydrants from the Act. Consequently, we believe the decline in hydrant sales was only a timing issue, and we expect to see year-over-year domestic sales volume improve in subsequent quarters.

“We are pleased with the year-over-year operating income improvement at Mueller Co. Adjusted operating income improved 82 percent, and adjusted operating margin improved 390 basis points to 9.7 percent. In addition, net sales of Mueller Co.'s newer technology products and services grew about 12 percent this quarter compared with last year.

“Although Anvil’s net sales declined slightly, adjusted operating income improved 24 percent, and adjusted operating margin improved 160 basis points to 7.9 percent.

“Overall, results for the quarter were about as we anticipated. We continue to believe results for the balance of 2014 will improve year over year primarily due to expected growth in our key end markets and the benefits of stronger operating leverage.”

First Quarter Consolidated Results

Net sales for the 2014 first quarter increased $12.3 million, or 5.0 percent, to $257.4 million as compared with $245.1 million in the 2013 first quarter, due primarily to higher shipment volumes and higher prices.

Adjusted operating income for the 2014 first quarter increased 86 percent to $14.1 million as compared with $7.6 million for the 2013 first quarter. This increase was due primarily to higher sales prices and higher shipment volumes. Selling, general and administrative expenses were 20.6 percent of net sales in the 2014 first quarter as compared with 20.2 percent in the 2013 first quarter.

First Quarter Segment Results

Mueller Co.

Net sales for the 2014 first quarter increased 9.2 percent to $165.0 million compared with $151.1 million for the 2013 first quarter. This increase was due to higher shipment volumes across most product lines and higher prices.

Adjusted operating income for the 2014 first quarter improved 82 percent to $16.0 million as compared with $8.8 million for the 2013 first quarter. Adjusted operating margin for the 2014 first quarter improved 390 basis points to 9.7 percent as compared with 5.8 percent in the 2013 first quarter.

Anvil

Net sales for the 2014 first quarter decreased 1.7 percent to $92.4 million as compared with $94.0 million for the 2013 first quarter. The decrease resulted primarily from lower shipment volumes.

Adjusted operating income for the 2014 first quarter improved 24 percent to $7.3 million as compared with $5.9 million for the 2013 first quarter. Anvil’s adjusted operating margin improved 160 basis points to 7.9 percent as compared with 6.3 percent for the 2013 first quarter.

Interest Expense, Net

Interest expense, net for the 2014 first quarter declined $0.9 million to $12.6 million as compared with $13.5 million in the 2013 first quarter due to a lower level of total debt outstanding.

Income Taxes

During the 2014 first quarter, income tax expense was $0.3 million on income before income taxes of $1.4 million, resulting in an effective income tax rate of 21.4 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 5, 2014 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days after the call. To access the replay, please dial 1-866-418-8386. The replay will also be available as a webcast on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and the benefits of anticipated stronger operating leverage, general economic trends and expected improvement in sales volume. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2013	2013
	(in millions)
Assets:
Cash and cash equivalents	$106.8	$123.6
Receivables, net	134.4	164.5
Inventories	214.3	208.5
Deferred income taxes	64.0	26.7
Other current assets	46.5	46.1
Total current assets	566.0	569.4

Property, plant and equipment, net	141.9	141.9
Identifiable intangible assets	545.5	553.1
Other noncurrent assets	16.3	17.5

Total assets	$1,269.7	$1,281.9

Liabilities and stockholders' equity:
Current portion of long-term debt	$1.2	$1.3
Accounts payable	71.4	101.2
Other current liabilities	66.9	80.6
Total current liabilities	139.5	183.1

Long-term debt	599.5	599.5
Deferred income taxes	176.4	141.5
Other noncurrent liabilities	32.5	29.6
Total liabilities	947.9	953.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized;
159,004,117 shares and 158,234,300 shares outstanding at
December 31, 2013 and September 30, 2013, respectively	1.6	1.6
Additional paid-in capital	1,581.9	1,584.4
Accumulated deficit	(1,228.1)	(1,229.2)
Accumulated other comprehensive loss	(33.6)	(28.6)
Total stockholders' equity	321.8	328.2

Total liabilities and stockholders' equity	$1,269.7	$1,281.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	December 31,
	2013		2012
	(in millions)

Net sales	$	257.4	$	245.1
Cost of sales		190.3		188.0

Gross profit		67.1		57.1

Operating expenses:
Selling, general and administrative		53.0		49.5
Restructuring		0.1		0.7
Total operating expenses		53.1		50.2

Operating income		14.0		6.9

Interest expense, net		12.6		13.5

Income (loss) before income taxes		1.4		(6.6)
Income tax expense (benefit)		0.3		(1.6)

Income (loss) from continuing operations		1.1		(5.0)
Income from discontinued operations		-		12.0

Net income	$	1.1	$	7.0

Net income (loss) per basic share:
Continuing operations	$	0.01	$	(0.03)
Discontinued operations		-		0.07
Net income	$	0.01	$	0.04

Net income (loss) per diluted share:
Continuing operations	$	0.01	$	(0.03)
Discontinued operations		-		0.07
Net income	$	0.01	$	0.04

Weighted average shares outstanding:
Basic		158.5		157.1
Diluted		161.7		159.2

Dividends declared per share	$	0.0175	$	0.0175

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	December 31,
	2013		2012
	(in millions)
Operating activities:
Net income	$	1.1	$	7.0
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Income from discontinued operations		-		(12.0)
Income (loss) from continuing operations		1.1		(5.0)
Depreciation		6.8		7.4
Amortization		7.9		7.4
Stock-based compensation		2.4		1.5
Deferred income taxes		0.1		(1.8)
Retirement plans		0.4		1.1
Other, net		0.5		0.8
Changes in assets and liabilities, net of acquisitions:
Receivables		29.7		30.0
Inventories		(6.1)		(7.1)
Other assets		0.2		(0.4)
Liabilities		(46.8)		(33.3)

Net cash provided by (used in) operating activities
from continuing operations		(3.8)		0.6

Investing activities:
Capital expenditures		(7.5)		(6.2)
Acquisition of technology		-		(0.3)
Proceeds from sales of assets		0.2		-

Net cash used in investing activities
from continuing operations		(7.3)		(6.5)

Financing activities:
Dividends paid		(2.8)		(2.7)
Common stock issued		0.9		0.3
Shares retained for employee taxes		(3.0)		(1.3)
Payment of deferred financing fees		-		(0.7)
Other		0.4		(0.6)

Net cash used in financing activities
from continuing operations		(4.5)		(5.0)

Net cash flows from discontinued operations:
Operating activities		-		(1.7)
Investing activities		-		4.5

Net cash provided by discontinued operations		-		2.8

Effect of currency exchange rate changes on cash		(1.2)		(0.4)

Net change in cash and cash equivalents		(16.8)		(8.5)

Cash and cash equivalents at beginning of period		123.6		83.0

Cash and cash equivalents at end of period	$	106.8	$	74.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Quarter ended December 31, 2013
	Mueller Co.	Anvil		Corporate		Total
GAAP results:
Net sales	$165.0	$	92.4	$	-	$	257.4

Gross profit	$41.7	$	25.4	$	-	$	67.1
Selling, general and administrative expenses	25.7		18.1		9.2		53.0
Restructuring expenses	0.1		-		-		0.1
Operating income (loss)	$15.9	$	7.3	$	(9.2)	$	14.0
Interest expense, net							12.6
Income tax expense							0.3
Net income						$	1.1

Net income per diluted share						$	0.01

Capital expenditures	$4.4	$	3.1	$	-	$	7.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$15.9	$	7.3	$	(9.2)	$	14.0
Restructuring	0.1		-		-		0.1
Adjusted operating income (loss)	16.0		7.3		(9.2)		14.1
Depreciation and amortization	11.1		3.5		0.1		14.7
Adjusted EBITDA	$27.1	$	10.8	$	(9.1)	$	28.8

Adjusted operating margin	9.7%		7.9%				5.5%
Adjusted EBITDA margin	16.4%		11.7%				11.2%

Adjusted net income:
Net income						$	1.1
Restructuring, net of tax							-
Deferred tax asset valuation allowance adjustment							-
Adjusted net income						$	1.1
Adjusted net income per diluted share						$	0.01

Negative free cash flow:
Net cash used in operating activities						$	(3.8)
Less capital expenditures							(7.5)
Negative free cash flow						$	(11.3)

Net debt (end of period):
Current portion of long-term debt						$	1.2
Long-term debt							599.5
Total debt							600.7
Less cash and cash equivalents							(106.8)
Net debt						$	493.9

Adjusted EBITDA:
Current quarter						$	28.8
Three prior quarters							135.6
Adjusted EBITDA						$	164.4

Net debt leverage (net debt divided by adjusted EBITDA)							3.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Quarter ended December 31, 2012
	Mueller Co.	Anvil		Corporate		Total
GAAP results:
Net sales	$151.1	$	94.0	$	-	$	245.1

Gross profit	$32.9	$	24.2	$	-	$	57.1
Selling, general and administrative expenses	24.1		18.3		7.1		49.5
Restructuring expenses	0.7		-		-		0.7
Operating income (loss)	$8.1	$	5.9	$	(7.1)		6.9
Interest expense, net							13.5
Income tax benefit							(1.6)
Loss from continuing operations							(5.0)
Income from discontinued operations							12.0
Net income						$	7.0

Net income (loss) per diluted share:
Continuing operations						$	(0.03)
Discontinued operations							0.07
Net income						$	0.04

Capital expenditures	$3.4	$	2.8	$	-	$	6.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$8.1	$	5.9	$	(7.1)	$	6.9
Restructuring	0.7		-		-		0.7
Adjusted operating income (loss)	8.8		5.9		(7.1)		7.6
Depreciation and amortization	11.2		3.5		0.1		14.8
Adjusted EBITDA	$20.0	$	9.4	$	(7.0)	$	22.4

Adjusted operating margin	5.8%		6.3%				3.1%
Adjusted EBITDA margin	13.2%		10.0%				9.1%

Adjusted net loss:
Net income						$	7.0
Discontinued operations							(12.0)
Deferred tax asset valuation allowance adjustment							0.8
Restructuring, net of tax							0.4
Adjusted net loss						$	(3.8)
Adjusted net loss per diluted share						$	(0.02)

Negative free cash flow:
Net cash provided by operating activities						$	0.6
Less capital expenditures							(6.2)
Negative free cash flow						$	(5.6)

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com